Exhibit 99.1

PRESS RELEASE
www.biotapharma.com

FOR IMMEDIATE RELEASE

BIOTA PHARMACEUTICALS REPORTS FIRST QUARTER

FINANCIAL RESULTS

ATLANTA, GA – November 7, 2013 — Biota Pharmaceuticals, Inc. (NASDAQ:BOTA, “Biota” or the “Company”) today announced its financial results for the three month period ended September 30, 2013.

“As the flu season shifts from the southern to the northern hemisphere, we look forward to continuing enrollment in our Phase 2 IGLOO trial of LANI for the treatment of influenza, with the goal of completing the trial this season and having top-line data in mid-2014,” stated Russell H. Plumb, President and CEO of Biota Pharmaceuticals, Inc. “Our increased revenue this past quarter mirrors the significant progress we have made with the LANI development program over the past year. Further, the reduction in our research and development as well as our general and administrative expenses reflects the impact of the revised corporate strategy we implemented last April and contributed to the substantially lower loss from operations this quarter as compared to a year ago.”

Financial Results for the Three Month Period Ended September 30, 2013

The Company reported a net loss of $3.9 million for the three month period ended September 30, 2013, as compared to a net loss of $7.2 million in the same period of 2012. The $3.3 million decrease in net loss from 2012 to 2013 was primarily the result of a $10.8 million increase in revenue, offset by an increase in operating expenses of $7.1 million and a $0.4 million decrease in interest income. Basic and diluted net loss per share were $0.14 for the three month period ended September 30, 2013, as compared to a basic and diluted net loss per share of $0.32 in the same period of 2012.

Revenue increased to $12.3 million for the three months ended September 30, 2013 from $1.5 million in the same period of 2012 due to a $10.9 million increase in service revenue related to the advancement of laninamivir octanoate (“LANI”) into the Phase 2 IGLOO clinical trial under the BARDA contract, offset in part by a decrease of $0.1 million in other revenue.

Cost of revenue increased to $10.7 million in the three month period ended September 30, 2013 from $1.5 million in the same period in 2012 due to the advancement of LANI into the Phase 2 IGLOO clinical trial under the BARDA contract. Direct third-party clinical and product development expenses increased by $9.0 million and salaries, benefits and share-based compensation expenses increased by $0.2 million due to more human resources being deployed on the LANI clinical development program in 2013.

Research and development expense decreased to $3.0 million for the three months ended September 30, 2013 from $4.6 million in the same period of 2012. The $1.6 million decrease was the result of a $0.8 million decrease in salaries, benefits and share-based compensation expenses resulting from a reduction in workforce that occurred in April 2013 as well as more human resources being deployed on the LANI clinical development program in 2013, a decrease in clinical expenses of $0.2 million primarily due to the completion of the Phase 2 vapendavir clinical trial in 2012, a $0.3 million decrease in other expenses related to the reduced number of research programs the Company is now focused on, and lower depreciation and research facility expenses of $0.2 million.

General and administrative expense decreased to $2.4 million in the three months ended September 30, 2013 from $3.2 million in the same period of 2012, primarily due to non-recurring merger expenses of $1.2 million that were incurred in 2012 associated with the merger with Nabi Pharmaceuticals, Inc., offset in part by higher legal and professional fees and other expenses related to general corporate matters.

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343

About Biota

Biota Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of products to prevent and treat serious and potentially life-threatening infectious diseases. The Company currently has two Phase 2 clinical-stage product candidates: LANI, which the Company is developing for the treatment of influenza A and B infections under an IND in the U.S. through a contract with the U.S. Office of Biomedical Advanced Research and Development Authority (BARDA) that provides up to $231 million in financial support to complete its clinical development; and vapendavir, a potent, oral broad spectrum capsid inhibitor of enteroviruses, including human rhinovirus (HRV). In addition to these clinical-stage programs, the Company has preclinical programs focused on developing treatments for respiratory syncytial virus (RSV) and gram-negative, multi-drug resistant bacterial infections. For additional information about the Company, please visit www.biotapharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. All statements, other than historical facts, including statements regarding the impact of lower research, development and general and administrative expenses as result of the revised corporate strategy adopted in April 2013, and the Company’s goal to complete its Phase 2 IGLOO clinical trial this flu season and have top-line data available in mid-2014, are forward looking statements. Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by the forward-looking statements, including: the Company, BARDA, the FDA or a similar regulatory body in another country, a data safety monitoring board, or an institutional review board, delaying, limiting, suspending or terminating the clinical development of LANI at any time for a lack of safety, tolerability, anti-viral activity, commercial viability, regulatory or manufacturing issues, or any other reason whatsoever; BARDA not terminating or significantly amending the Company’s existing contract to develop LANI; a prolonged shutdown of the U.S. government or other actions by the U.S. government that could delay or suspend the development of LANI; the Company’s ability to comply with extensive government regulations in various countries and regions in which it expects to conduct its clinical trials; the Company’s ability to secure, manage and retain qualified third-party clinical research, preclinical research, data management and contract manufacturing organizations which it relies on to assist in the design, development and implementation of the clinical development of LANI; the Company’s ability to recruit and manage clinical trials worldwide; the severity and seasonality of influenza in regions where the Company is conducting its clinical trials of LANI; and other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the U.S. Securities and Exchange Commission, or SEC, on September 27, 2013.

There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Biota is a registered trademark of Biota Holdings Limited. Relenza® is a registered trademark of GlaxoSmithKline plc, Inavir® is a registered trademark of Daiichi Sankyo Company, Ltd and TwinCaps® is a registered trademark of Hovione FarmaCiencia SA.

Contacts:

Russell H. Plumb

Chief Executive Officer

(678) 221-3351

r.plumb@biotapharma.com

Lee M. Stern

The Trout Group

(646) 378-2922

lstern@troutgroup.com

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343

BIOTA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	September 30, 2013	June 30, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$60.8	$66.8
Accounts receivable	12.9	11.0
Prepaid and other current assets	1.3	2.2
Total current assets	75.0	80.0
Non-current assets:
Property and equipment, net	3.5	3.7
Intangible assets, net	0.5	0.6
Total non-current assets	4.0	4.3
Total assets	$79.0	$84.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2.1	$4.4
Accrued expenses	9.4	8.2
Accrued severance obligations	2.2	3.0
Deferred revenue	0.1	0.3
Total current liabilities	13.8	15.9
Non-current liabilities:
Other liabilities, net of current portion	0.3	0.2
Total liabilities	14.1	16.1
Stockholders’ equity:
Common stock, $0.10 par value; 200,000,000 shares authorized 28,363,326 shares issued and 28,352,326 shares outstanding at September 30, 2013 and June 30, 2013, respectively	2.8	2.8
Additional paid-in capital	119.0	118.7
Accumulated other comprehensive income	25.6	25.3
Accumulated deficit	(82.5)	(78.6)
Total stockholders’ equity	64.9	68.2
Total liabilities and stockholders’ equity	$79.0	$84.3

-more-

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343

BIOTA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended September 30,
	2013	2012
Revenue:	(unaudited)
Royalty revenue and milestones	$-	$-
Revenue from services	12.2	1.3
Other	0.1	0.2
Total revenue	12.3	1.5

Operating expense:		`
Cost of revenue	10.7	1.5
Research and development	3.0	4.6
General and administrative	2.4	3.2
Foreign exchange loss	0.3	-
Total operating expense	16.4	9.3
Loss from operations	(4.1)	(7.8)

Non-operating income:
Interest income	0.1	0.5

Loss before tax	(4.0)	(7.3)
Income tax benefit (expense)	0.1	0.1
Net loss	$(3.9)	$(7.2)

Basic loss per share	$(0.14)	$(0.32)
Diluted loss per share	$(0.14)	$(0.32)

Basic weighted-average shares outstanding	28,291,665	22,806,170
Diluted weighted-average shares outstanding	28,291,665	22,806,170

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343